Exhibit 99.1

FIRST AMENDMENT TO LEASING AGREEMENT

THIS FIRST AMENDMENT TO LEASING AGREEMENT (“First Amendment”) is made this              day of             , 2007, by and between PRIM 1801 ROCKVILLE PIKE, LLC, a Delaware limited liability company (“Landlord”) and LEARNING TREE INTERNATIONAL USA, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H :

WHEREAS, GE Investment Realty Partners I, Limited Partnership, Landlord’s predecessor in interest, and Tenant entered into that certain Leasing Agreement dated May 1, 1997 (the “Lease”), pursuant to which Tenant leased those certain premises on the second (2nd) floor of the building located at 1801 Rockville Pike, Rockville, Maryland (the “Building”), said premises containing Twenty-Nine Thousand Four Hundred Thirty-Three (29,433) rentable square feet designated as Suite 200 (“the Premises”); and

WHEREAS, the Term of the Lease is scheduled to expire on July 31, 2007; and

WHEREAS, Landlord and Tenant desire to amend the Lease to (i) extend the Term of the Lease, and (ii) amend certain other terms and conditions of the Lease as herein provided.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to the following:

1. Recitals. The recitals set forth above are incorporated herein by this reference with the same force and effect as if fully set forth hereinafter.

2. Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease. From and after the date hereof, the Lease and this First Amendment shall be known collectively as the “Lease”.

3. Landlord. All references in the Lease to GE Investment Realty Partners I, Limited Partnership, as Landlord, shall instead apply to PRIM 1801 Rockville Pike, LLC, which acquired the Building.

4. Term. Notwithstanding anything to the contrary contained in the Lease, the Term of the Lease is hereby extended for a period of five (5) years commencing on August 1, 2007 (the “Renewal Date”) and expiring July 31, 2012 (inclusively, the “Renewal Term”), unless sooner terminated pursuant to the terms of the Lease or hereof.

5. Basic Rent. Notwithstanding anything to the contrary contained in the Lease, during the Renewal Term Tenant shall pay Basic Rent with respect to the Premises at the times and in the manner set forth in Article 3 of the Lease in accordance with the following schedule:

Period	Annual Basic Rent	Monthly Basic Rent
08/01/07 – 07/31/08	$897,706.56	$74,808.88
08/01/08 – 07/31/09	$920,149.20	$76,679.10
08/01/09 – 07/31/10	$943,152.96	$78,596.08
08/01/10 – 07/31/11	$966,731.76	$80,560.98
08/01/11 – 07/31/12	$990,900.00	$82,575.00

6. Base Year. As of the Renewal Date, notwithstanding anything to the contrary set forth in the Lease, the term “Base Year” shall mean twelve month period commencing on August 1, 2007, and ending on July 31, 2008, the terms “Lease Year” and “Comparison Year” shall mean each twelve (12) month period during the Renewal Term commencing on the Renewal Date or an anniversary thereof, and the term “Base Real Estate Taxes” shall mean Real Estate Taxes for the Base Year.

7. Operating Expense Increases. Effective as of the Renewal Date, the first sentence of Section 6.01 is deleted in its entirety, and the following is inserted in place thereof:

“Commencing on the first anniversary of the Renewal Date, Tenant shall pay to Landlord, as Additional Rent, Tenant’s pro rata share, as specified in Section 3.07, of the amount by which the Operating Expenses for each Lease Year following the Base Year exceed the Operating Expenses for the Base Year.”

8. Estoppels. The last sentence of Section 23.01 of the Lease is hereby deleted and the following sentence is substituted in place thereof:

“If Tenant fails to deliver the certificate within ten (10) business days after request by Landlord, such failure shall constitute a material default hereunder.”

9. Option To Renew.

a. Provided that Tenant is not in default beyond any applicable cure period at the time of Tenant’s exercise of the Option (as defined hereinafter) or at the commencement of the extended term, Tenant shall have one (1) five (5) year Option to renew this Lease (the “Option”). Tenant shall provide to Landlord on a date which is prior to the date that the Option period would commence (if exercised) by at least two hundred seventy (270) days and not more than three hundred sixty-five (365) days, a written notice of the exercise of the Option to extend the Lease for the additional Option term, time being of the essence. Such notice shall be given in accordance with Section 40 of the Lease, as modified by Section 26. If notification of the exercise of this Option is not so given and received, all Options granted hereunder shall automatically expire. Base Rental applicable to the Premises for the Option term shall be equal to the “Fair Market Rental” as hereinafter defined. All other terms and conditions of the Lease shall remain the same, except that upon exercise of the Option, Tenant shall have no further options to renew this Lease..

b. If the Tenant exercises the Option, the Landlord shall determine the Fair Market Rental by using its good faith judgment. Landlord shall provide Tenant with written notice of such amount within fifteen (15) days after Tenant exercises its Option. Tenant shall have fifteen (15) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the new base rent within which to accept such rental. In the event Tenant fails to accept in writing such rental proposal by Landlord, then such proposal shall be deemed rejected and Landlord and Tenant shall attempt to agree upon such Fair Market Rental, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant’s Review Period (“Outside Agreement Date”) then the parties shall each within ten (10) days following the Outside Agreement Date appoint a real estate broker who shall be licensed in the State of Maryland and who specializes in the field of commercial office space leasing in the Rockville, Maryland market, has at least five (5) years of experience and is recognized within the field as being reputable and ethical. If one party does not timely appoint a broker, then the broker appointed by the other party shall promptly appoint a broker for such party. Such two individuals shall each determine within ten (10) days after their appointment such base rent. If such individuals do not agree on Fair Market Rental, then the two individuals shall, within five (5) days, render separate written reports of their determinations and together appoint a third similarly qualified individual having the qualifications described above. If the two brokers are unable to agree upon a third broker, the third broker shall be appointed by the President of the Montgomery County Board of Realtors. In the event the Montgomery County Board of Realtors is no longer in existence, the third broker shall be appointed by the President of its successor organization. If no successor organization is in existence, the third broker shall be appointed by the Chief Judge of the Circuit Court of Montgomery County, Maryland. The third individual shall within ten (10) days after his or her appointment make a determination of such Fair Market Rental. The third individual shall determine which of the determinations of the first two individuals is closest to his own and the determination that is closest shall be final and binding upon the parties, and such determination may be enforced in any court of competent jurisdiction. Landlord and Tenant shall each bear the cost of its broker and shall share equally the cost of the third broker. Upon determination of the base rent payable pursuant to this Section, the parties shall promptly execute an amendment to this Lease stating the rent so determined.

c. The term “Fair Market Rental” shall mean the annual amount per rentable square foot that a willing, comparable renewal tenant would pay and a willing, comparable landlord of a similar office building in the Rockville, Maryland market would accept at arm’s length for similar space, giving appropriate consideration to the following matters: (i) annual rental rates per rentable square foot; (ii) the type of escalation clauses (including, without limitation, operating expenses, real estate taxes, and CPI) and the extent of liability under the escalation clauses (i.e., whether determined on a “net lease” basis or by increases over a particular base year or base dollar amount); (iii) rent abatement provisions reflecting free rent and/or no rent during the lease term; (iv) length of lease term; (v) size and location of premises being leased; and (vi) other generally applicable terms and conditions of tenancy, including tenant improvement allowances and prevailing expense-stop base year(s) for similar space; provided, however, that Tenant shall not be entitled to any tenant improvement or refurbishment allowance, and the Fair Market Rental shall reflect the fact that Tenant is not entitled to any such allowance. The Fair Market Rental may also designate periodic rental increases, a new Base Year and similar economic adjustments. The Fair Market Rental shall be the Fair Market Rental in effect as of the beginning of the Option period, even though the determination may be made in advance of that date, and the parties may use recent trends in rental rates in determining the proper Fair Market Rental as of the beginning of the Option period.

d. Effective as of the date hereof, Sections 32.01 and 33.01 of the Lease are hereby deleted in their entirety, and are of no further force or effect.

10. Signage.

a. Landlord will provide, at Landlord’s sole cost and expense, suite entry signage and Building directory signage. The design, size, location and materials of such signage shall be in accordance with Landlord’s standard Building signage package. The cost of any changes in the Building standard graphics on the door to the Premises or the Building directory following their initial installation are subject to Landlord’s approval and shall be paid by Tenant, at Tenant’s sole cost and expense.

b. Tenant shall have the right, at its sole cost and expense, and subject to all applicable laws, codes and regulations (including without limitation, any zoning requirements) and in accordance with the plans and specifications attached hereto as Exhibit A (such signage to be twenty-eight (28) inch high channel letters matching the Clear Channel signage in color), and otherwise subject to Landlord’s approval and signage and design criteria, to place signage on the exterior of the Building, in the location shown on said Exhibit A. Maintenance of such signage shall be subject to requirements promulgated from time to time by Landlord, and shall be at Tenant’s sole cost and expense. At the expiration or earlier termination of the Lease, Landlord shall have the right to require Tenant to remove such signage and restore any damage caused by such removal at Tenant’s sole cost and expense. The signage rights granted to Tenant in this Paragraph are personal to the original Tenant and may not be assigned by or to any other person or entity separate and apart from this Lease.

11. Tenant Improvements.

a. Tenant acknowledges that all obligations of Landlord to construct tenant improvements for the Premises pursuant to the Lease have been met. Landlord shall have no obligation to construct tenant improvements for the Premises for the Renewal Term.

b. Tenant shall construct improvements to the Premises (the “Improvements”) in accordance with Work Letter attached hereto as Schedule 1. In connection thereto, Landlord hereby grants to Tenant an “Improvement Allowance” of up to Ten and 00/100 Dollars ($10.00) per rentable square foot of space in the Premises (i.e., 29,433 rentable square feet multiplied by $10.00 = $294,330.00). If the actual cost of the Improvements does not exceed the Improvement Allowance, the unused portion of the Improvement Allowance shall not be paid or refunded to Tenant or be available to Tenant as a credit against any obligations of Tenant under the Lease; provided, however, that at Tenant’s election, up to Five and 00/100 Dollars ($5.00) per rentable square foot of space in the Premises (i.e., 29,433 rentable square feet multiplied by $5.00 = $147,165.00) of any unused Improvement Allowance shall be available to Tenant as a credit against installments of Basic Rent next coming due under the Lease. The Improvement Allowance must be expended by Tenant on or before July 31, 2008. If the Improvement Allowance is not expended on or before July 31, 2008, the Improvement Allowance shall no longer be available to Tenant and Landlord shall have no further obligation to provide such Improvement Allowance to Tenant.

12. Parking. As of the Renewal Date, the first three (3) sentences of Section 30.01 of the Lease are deleted in their entirety, and the following is inserted in place thereof:

“During the Renewal Term, while Tenant is occupying the Premises and is not in default under the terms of this Lease, Tenant shall have the right to utilize 3.8 parking spaces in the Building’s parking garage per 1,000 rentable square feet of the Premises, subject to reasonable rules and regulations promulgated from time to time by Landlord. Tenant may use such spaces on a daily or monthly basis. As of the Renewal Date, the monthly and daily parking rates shall be $65.00 and $3.25 per space respectively, which rates shall increase by no more than 2.25% of the rate charged in the immediately preceding Lease Year.”

13. Notices.

a. Landlord’s address for notices set forth in Section 26.01 of the Lease is hereby amended to read:

“Landlord:	PRIM 1801 ROCKVILLE PIKE, LLC
c/o McShea & Company, Inc.
100 Lakeforest Boulevard, Suite 500
Gaithersburg, Maryland 20877
Attention: Laurie Craft

With Copy To:	TA Associates Realty
28 State Street
Boston, Massachusetts 02109
Attention: Asset Manager”

b. Tenant’s address for notices set forth in Section 26.01 of the Lease is hereby amended to read:

“Tenant:	Learning Tree International USA, Inc.
1831 Michael Faraday Drive
Reston, Virginia 20190
Attention: General Manager

With Copy To:	Learning Tree International
400 N. Continental Boulevard, Suite 200
El Segundo, CA 90245
Attention: Chief Administrative Officer”

14. Brokers. Tenant represents and warrants to Landlord that Tenant has not had any dealings or entered into any agreements with any person, entity, realtor, broker, agent or finder in connection with the negotiation of this First Amendment other than McShea & Company, Inc. and CB Richard Ellis, Inc. Tenant shall indemnify and hold Landlord harmless from and against any loss, claim, damage, expense (including costs of suit and reasonable attorneys’ fees) or liability for any compensation, commission or charges claimed by any other realtor, broker, agent or finder claiming to have dealt with Tenant in connection with this First Amendment.

15. Reaffirmation of Terms. Except as modified herein, all of the terms, covenants and provisions of the Lease are hereby confirmed and ratified and shall remain unchanged and in full force and effect.

16. Representations. Tenant hereby represents and warrants to Landlord that Tenant (i) is not in default of any of its obligations under the Lease and that such Lease is valid, binding and enforceable in accordance with its terms, (ii) has full power and authority to execute and perform this First Amendment, and (iii) has taken all action necessary to authorize the execution and performance of this First Amendment.

17. Counterpart Copies. This First Amendment may be executed in two or more counterpart copies, each of which shall be deemed to be an original and all of which counterparts shall have the same force and effect as if the parties hereto had executed a single copy of this First Amendment.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the day and year first above written.

LANDLORD:

PRIM 1801 ROCKVILLE PIKE, LLC, a Delaware limited liability company, Manager

By:	TA Realty LLC, a Massachusetts limited liability company, Manager

By:	Realty Associates Advisors Trust, a Massachusetts business trust, sole member

By:

[Officer]

TENANT:

LEARNING TREE INTERNATIONAL USA, INC., a Delaware corporation

By:

Its:

SCHEDULE 1

WORK AGREEMENT

1.	Plans.

Tenant shall cause its architects and engineers to prepare and submit to Landlord for approval detailed plans, specifications and (if reasonably required by Landlord or if a building permit is required) working drawings (“Plans”) for the construction of Tenant’s leasehold improvements (“Improvements”) to the Premises. Landlord reserves the right to approve any space planner, architect or engineer employed by Tenant. Tenant’s Plans shall include items and information as Landlord shall reasonably require to evaluate Tenant’s work. Tenant shall use the Plans to obtain all permits and approvals which are necessary to construct the Improvements. All Improvements shall be constructed in a good and workmanlike manner and in accordance with all applicable laws, codes and regulations, including the Americans with Disabilities Act (“ADA”). It is expressly agreed that (a) Tenant shall not commence any such work until said Plans have been approved by Landlord, and (b) the Plans which have been so approved by Landlord shall be used by Tenant to obtain all permits that are necessary to construct the Improvements. Notwithstanding anything to the contrary contained herein, Landlord will not unreasonably withhold, condition or delay its consent to any non-structural Improvements provided that Tenant otherwise complies with the provisions of this paragraph and that (i) such Improvements are not visible from the exterior of the Premises, and (ii) such Improvements do not affect any of the Building systems or structure. Furthermore, Tenant shall have the right to make cosmetic, non-structural Improvements (consisting of painting, carpeting, wall papering only) to the Premises without obtaining Landlord’s prior written consent, provided that Tenant provides Landlord with prior written notice of its intention to make such Improvements and that Tenant otherwise complies with the provisions of this paragraph. For purposes of the Lease, it shall be deemed reasonable for Landlord: (i) to require Tenant to perform Improvements during non-business hours if such Improvements will create unreasonable noise, noxious fumes or otherwise interfere with the quiet enjoyment of the other tenants in the Building, and (ii) to require Tenant to perform Improvements in accordance with a reasonable schedule approved by the manager of the Building. As used herein, the term “Improvements” shall include all work to be done in the Premises pursuant to the Plans, including, but not limited to: demolition work, partitioning, doors, ceiling, floor coverings, wall finishes (including paint and wallcoverings), window coverings, electrical (excluding the cost of computer cabling, Tenant’s telephone system and wiring, and any other special electrical or wiring dedicated to Tenant’s operations or business), plumbing, heating, ventilating and air conditioning, fire protection, cabinets and other millwork. After approval of the Plans by Landlord, no further changes to the Plan shall be made without the prior written approval of Landlord. Tenant acknowledges that Landlord’s review and approval of the Plans is not conducted for the purpose of determining the accuracy and completeness of the Plans, their compliance with applicable codes and governmental regulations including ADA, or their sufficiency for purposes of obtaining a building permit, all of which shall remain the responsibility of Tenant and Tenant’s architect. Accordingly, Landlord shall not be responsible for any delays in obtaining the building permit due to the insufficiency of the Plans or any delays due to changes in the Plans required by the applicable governmental regulatory agencies reviewing the Plans.

2.	Improvement Allowance.

Tenant shall provide Landlord with a breakdown of the estimated total cost of the Improvements (“Cost Breakdown”), including, without limitation: construction cost of the Improvements; architectural and engineering fees relating to the preparation and review of the space Plan and the Plans (inclusive of the initial space Plan and all design work above and below the ceiling); governmental agency plan check, permit and other fees; sales and use taxes; testing and inspection costs; and construction fees (including general contractor’s overhead and supervision fees and the construction supervisory fee referred to in Section 3.6 hereof). Landlord hereby grants to Tenant an allowance of up to Ten and 00/100 Dollars ($10.00) per square foot of space in the Premises (i.e., 29,433 square feet multiplied by $10.00 = $294,330.00) (the “Improvement Allowance”) for Tenant to construct the tenant improvements (“Improvements”). The Improvement Allowance shall be disbursed to Tenant not more frequently than

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once per month based on disbursement requests submitted by Tenant to Landlord and certified by Tenant’s architect. Such disbursement request shall set forth the total amount incurred, expended and/or due for each requested item less prior disbursements and a description of the work performed, and materials supplied and/or costs incurred or due with respect to each item for which disbursement is requested. Each such disbursement request shall be accompanied by invoices, vouchers, statements, affidavits, payroll records and/or other documents reasonably requested by Landlord, which substantiate costs incurred to justify such a disbursement, together with lien waivers for those contractors and materialmen providing construction services or materials. In addition, each disbursement shall be subject to inspection and approval of completed work by Landlord’s construction engineer. In the event the Cost Breakdown exceeds the Improvement Allowance, Tenant shall pay from another source of funds the amount by which the Cost Breakdown exceeds the Improvement Allowance prior to any disbursement of the Improvement Allowance by Landlord. If the actual cost of the Improvements does not exceed the Improvement Allowance, the unused portion of the Improvement Allowance shall not be paid or refunded to Tenant or be available to Tenant as a credit against any obligations of Tenant under the Lease; provided, however, that at Tenant’s election, up to Five and 00/100 Dollars ($5.00) per rentable square foot of space in the Premises (i.e., 29,433 rentable square feet multiplied by $5.00 = $147,165.00) of any unused Improvement Allowance shall be available to Tenant as a credit against installments of Basic Rent next coming due under the Lease. The Improvement Allowance must be expended by Tenant on or before July 31, 2008. If the Improvement Allowance is not expended on or before July 31, 2008, the Improvement Allowance shall no longer be available to Tenant and Landlord shall have no further obligation to provide such Improvement Allowance to Tenant.

3.	Construction of Improvements.

3.1 Tenant shall obtain Landlord’s approval of Tenant’s contractor, which approval shall not be unreasonably withheld, conditioned or delayed. It shall be deemed reasonable for Landlord to disapprove Tenant’s contractor if: (i) such contractor’s primary business is not the construction of tenant/interior finish work in commercial office buildings; (ii) such contractor is not licensed to do business in Montgomery County, Maryland; and/or (iii) such contractor is a contractor with whom Landlord or its agent has had unsatisfactory dealings in the past. Landlord shall notify Tenant of the reason for disapproval of a contractor. Additionally, Tenant shall submit a copy of the proposed construction contract to Landlord for Landlord’s approval. Landlord’s approval, when required in this Work Letter Agreement, shall be given or denied (as applicable) within ten (10) business days of receipt of the necessary information from Tenant. Tenant’s contractors and subcontractors shall be required to provide the following types of insurance, in the minimum amounts indicated, naming Landlord (and Landlord’s mortgagee, if required by Landlord) as additional insured:

(a)	Workmen’s Compensation with full statutory limits for employer’s liability.

(b)	Commercial General Liability Insurance including direct and contingent liability in the aggregate amount of One Million and No/100 Dollars ($1,000,000.00) combined single limit coverage per occurrence for personal injury, death or property damage.

(c)	The Liability Policy shall include coverage for Broad Form Hold Harmless Agreement as is contained in the standard contract.

(d)	Automobile Liability insurance with bodily injury limits of $250,000 per person, $500,000 per accident, and $50,000 per accident for Property Damage.

Original policies or copies of all of the foregoing insurance shall be delivered to Landlord before construction of the Improvements is started and before Tenant’s contractor’s equipment is placed upon the Premises. In all other respects, the insurance coverage above mentioned shall comply with the Lease provisions.

3.2 It is agreed that Tenant assumes the entire responsibility and liability due to its negligence, including statutory or common law, for any and all injuries or death of any or all persons,

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including its contractor, subcontractors and employees, and for any and all damages to property caused by or resulting from or arising out of any act or omission on the part of Tenant, its contractor, subcontractors or employees, in the prosecution of the work thereunder. With respect to such work Tenant agrees to indemnify and save harmless Landlord, its mortgagee, architect, engineers and their employees and all other tenants of the Property from and against all losses and expense, including legal fees, which they may suffer or pay as the result of claims or lawsuits due to, because of or arising out of any and all such injuries, death or damage, whether real or alleged, and Tenant, its contractor and subcontractors shall assume and defend at their own expense all such claims or lawsuits. Tenant agrees to insure this assumed liability in its Comprehensive General Liability Policy and the original or copy of the policy delivered to Landlord shall indicate this contractual coverage.

3.3 [ Intentionally Omitted ].

3.4 Upon completion of the Improvements, Tenant’s contractors and/or subcontractors shall provide Landlord, without cost to Landlord, with one (1) set of transparent “as built” drawings.

3.5 Completion. Tenant shall endeavor to cause the contractor to substantially complete construction of the Improvements in a diligent manner. It shall be the sole responsibility of Tenant to file all drawings and specifications, pay all fees and obtain all permits and applications from any governmental authorities having jurisdiction, and to obtain any certificates or approvals, including a certificate of occupancy, required to enable Tenant to occupy the Premises. Landlord shall not be liable for any loss or damages as a result of delays in construction of the Premises. No delay in completion of construction of the Improvements shall delay the Commencement Date of the Lease beyond the date specified in the Lease.

3.6 Construction Supervisory Fee. The cost of the Improvements shall include a construction supervisory fee in an amount equal to two percent (2%) of the cost of the Improvements, payable to Landlord for the supervision of the construction of the Improvements.

4. Incorporation. This Agreement is and shall be incorporated by reference in the Lease, and all of the terms and conditions of the Lease are and shall be incorporated herein by this reference.

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EXHIBIT A

SIGNAGE

PLANS, SPECIFICATIONS AND LOCATION

**Designed exclusively for:** McShea

1801 Rockville Pike
Option 1

Day

Night

151.5"
57"
89.8"
43"
26.8"
Learning Tree®
International

12.25" tall Day/Night channel letters
mounted to 8" x 8" raceway
white acrylic light box (logo)
Logo is black vinyl
quantity = 1 set

STERICO SIGNS & DESIGNS
301-948-8088

**Sign Details**

**Jan 2007**

McShea_1801_LearningTree.fs

Sterico Signs 16159 Shady Grove Road Gaithersburg, MD 20877

**Sign Approval subject to Local Government Authority and Final Landlord Approval**

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